As filed with the Securities and Exchange Commission on February 23, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Boston Scientific Corporation
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	04-2695240 (I.R.S. Employer Identification No.)
300 Boston Scientific Way
Marlborough, Massachusetts 01752-1234
Telephone: (508) 683-4000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
American Medical Systems Europe B.V.
(Exact name of Registrant as specified in its charter)
The Netherlands (State or other jurisdiction of incorporation or organization)	98-1283032 (I.R.S. Employer Identification No.)
Vestastraat 6
6468 EX Kerkrade
The Netherlands
Telephone: +31-455467700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Vance R. Brown, Esq.
Boston Scientific Corporation
300 Boston Scientific Way
Marlborough, Massachusetts 01752-1234
Telephone: (508) 683-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Richard B. Alsop, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022-6069
Telephone: (212) 848-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer  ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Prospectus
BOSTON SCIENTIFIC CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Guarantees
AMERICAN MEDICAL SYSTEMS EUROPE B.V.
Senior Debt Securities
Subordinated Debt Securities
Guarantees
We may offer and sell the securities covered by this prospectus from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.
When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, before you decide to invest in any of these securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The common stock of Boston Scientific Corporation is traded on the New York Stock Exchange under the symbol “BSX”.
Investing in our securities involves risks. See “Forward-Looking Statements” on page 3 and the risks described in the “Risk Factors” on page 4 of this prospectus, the “Risk Factors” section of our periodic reports that we file with the Securities and Exchange Commission and any applicable prospectus supplement before investing in any of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
We may offer and sell securities to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
The date of this prospectus is February 23, 2022.

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,” and “our” refer, collectively, to Boston Scientific Corporation and its consolidated subsidiaries and/or, where applicable, only to American Medical Systems Europe B.V. as an issuer of debt securities; the term “Boston Scientific” refers to Boston Scientific Corporation, a Delaware corporation; and the term “AMS Europe” refers to American Medical Systems Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands. This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf process, Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of the debt securities under the indenture from time to time may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of the debt securities under the indenture from time to time may offer. Each time Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of the debt securities under the indenture from time to time sell securities, we will provide a prospectus supplement, which may be in the form of a term sheet, or other offering material that will contain specific information about the terms of that offering and the specific terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.
The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the securities. For more detail about the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Because Boston Scientific is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may offer additional securities by filing an automatically effective post-effective amendment to this registration statement with the SEC at the time of the offering.
We have not authorized any person to provide you with any information or to make any representation other than as contained in this prospectus or in any prospectus supplement and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of the date of this prospectus or any accompanying prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.
As permitted under Rule 3-10(a) of Regulation S-X under the Securities Act, this prospectus does not contain separate financial statements for AMS Europe because securities of AMS Europe registered hereby are debt securities; Boston Scientific provides a full and unconditional guarantee of AMS Europe’s obligations under such debt securities, and no other subsidiary of Boston Scientific will guarantee these obligations; AMS Europe is an indirect finance subsidiary of Boston Scientific that is 100% owned by Boston Scientific; Boston Scientific files consolidated financial information under the Securities Exchange

Act of 1934, as amended, or the Exchange Act; and Boston Scientific has provided disclosures required by Rule 13-01(a) of Regulation S-X under the Securities Act (“Rule 13-01(a)”). In accordance with Rule 13-01(a), certain summarized financial information has also been omitted from this prospectus because it is immaterial and/or because AMS Europe, which was incorporated on January 30, 2003, is a “finance subsidiary” of Boston Scientific, as such term is defined under Rule 13-01(a)(4)(vi).
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at http://www.sec.gov. You can also find information about us by visiting our website at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into this registration statement or prospectus or any accompanying prospectus supplement.
Incorporation by Reference
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of all of the securities covered by a particular prospectus supplement has been terminated or completed (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 23, 2022, which we refer to as our 2021 Form 10-K;

•
our Current Report on Form 8-K filed on February 15, 2022; and

•
portions of our Proxy Statement on Schedule 14A, filed on March 24, 2021, that are incorporated by reference into Part III of our Form 10-K for the fiscal year ended December 31, 2020, filed on February 23, 2021.

You may also request a copy of these filings (other than certain exhibits), at no cost, by writing or telephoning our investor relations department at the following address:
Boston Scientific Corporation
300 Boston Scientific Way
Marlborough, Massachusetts 01752-1234
Attention: Investor Relations
Telephone: (508) 683-5670
Email: BSXInvestorRelations@bsci.com
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein contain or incorporate by reference statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend,” “aim” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements.
The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are based on certain risks and uncertainties, including the risk factors described in Part I, Item 1A. under the heading “Risk Factors” in our 2021 Form 10-K and in connection with forward-looking statements throughout our 2021 Form 10-K, as well as in any other document we may file with the SEC that is incorporated by reference herein, and the specific risk factors discussed in this prospectus and in any accompanying prospectus supplement which could cause actual results to vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements. Risks and uncertainties that may cause such differences include, among other things: the impact of the ongoing COVID-19 pandemic on our operations and financial results; future U.S. and global economic, political, competitive, reimbursement and regulatory conditions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by extreme weather or other climate change-related events; labor shortages and increases in labor costs; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; our ability to achieve environmental, social and governance goals and commitments; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict, including those that have emerged or have increased in significance or likelihood as a result of the COVID-19 pandemic. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. We caution investors to consider carefully these factors. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this prospectus.
For a discussion of important risk factors that could cause our actual results to differ materially from our expectations in any forward-looking statements, see Part I, Item 1A. under the heading “Risk Factors” in our 2021 Form 10-K, and under the heading “Risk Factors” herein and in any accompanying prospectus supplement and in any other document we may file with the SEC that is incorporated by reference herein and therein.

RISK FACTORS
Our business is subject to significant risks. You should carefully consider the risks and uncertainties set forth in Part I, Item 1A. under the heading “Risk Factors” included in our 2021 Form 10-K, which is incorporated by reference in this prospectus. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein.
The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

BOSTON SCIENTIFIC CORPORATION
Our Company
Boston Scientific Corporation is a global developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. Our mission is to transform lives through innovative medical solutions that improve the health of patients around the world. As a medical technology leader for more than 40 years, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals diagnose and treat a wide range of diseases and medical conditions and improve patients’ quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body. Our net sales have increased substantially since our formation, fueled in part by strategic acquisitions designed to improve our ability to take advantage of growth opportunities in the medical device industry and to build diversified portfolios within our core businesses. We advance science for life by providing a broad range of high performance solutions to address unmet patient needs and reduce the cost of healthcare.
Our principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752-1234. Our telephone number is (508) 683-4000. Our website is located at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus or any accompanying prospectus supplement or any document incorporated by reference herein or therein.
AMERICAN MEDICAL SYSTEMS EUROPE B.V.
American Medical Systems Europe B.V. was incorporated on January 30, 2003 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Its registered office is located at Vestastraat 6, 6468 EX Kerkrade, The Netherlands. AMS Europe is registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 34185686, is an indirect wholly-owned finance subsidiary of Boston Scientific. AMS Europe’s telephone number is +31-455467700.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes, which may include, without limitation, repurchases or redemptions of our outstanding debt securities or other reductions of our outstanding borrowings, repurchases of our outstanding equity securities, working capital, business acquisitions, investments or other strategic alliances, payment of contingent consideration, investments in or loans to subsidiaries, capital expenditures or for such other purposes as may be specified in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes those of the general terms and provisions of the debt securities that Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of the debt securities under the indenture from time to time (the “issuer”) may offer pursuant to this prospectus that are common to all series, unless otherwise noted or described in a specific prospectus supplement. The specific terms relating to any series of the debt securities that any issuer may offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and the issuer and guarantors, as applicable, of such securities. The debt securities will be issued pursuant to an indenture to be entered into among Boston Scientific, as issuer or guarantor, AMS Europe, as issuer or guarantor, and any other subsidiary of Boston Scientific designated as an issuer or guarantor thereunder from time to time (Boston Scientific, AMS Europe or any other subsidiary of Boston Scientific designated as a guarantor under the indenture from time to time, a “guarantor” and, collectively, the “guarantors”), and U.S. Bank Trust Company, National Association, as trustee, unless otherwise indicated in the applicable prospectus supplement. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to certain limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, which we refer to at the Trust Indenture Act.
Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that are included in the indenture, a form of which is included as an exhibit to the registration statement of which this prospectus forms a part. This summary is not complete and is subject to, and qualified in its entirety by, reference to the terms and provisions of the indenture. If this summary refers to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto because these documents, and not this section, define your rights as a holder of debt securities.
General
The indenture provides for the issuance from time to time of debt securities in one or more series by Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of such debt securities from time to time. The indenture sets forth the specific terms of any series of debt securities or provides that such terms shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to that series. The indenture does not limit the amount of debt securities or any other debt that may be incurred by any issuer or any guarantor.
The debt securities issued by any issuer will be such issuer’s unsecured obligations. The indebtedness issued by any issuer represented by (i) senior unsecured debt securities will rank on a parity with all of such issuer’s other unsecured and unsubordinated indebtedness and (ii) subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of such issuer’s senior indebtedness. Unsecured debt securities of such issuer will be effectively junior to any existing or future secured debt of such issuer, and all of such issuer’s debt securities will be effectively junior to any existing and future liabilities of the subsidiaries of such issuer. See “— Subordination.”
The obligations of each guarantor under its guarantee of the debt securities will be such guarantor’s unsecured obligations. The indebtedness issued by any guarantor represented by (i) guarantees of senior unsecured debt securities will be on a senior unsecured basis and rank on a parity with all of such guarantors’ other unsecured and unsubordinated indebtedness and (ii) guarantees of subordinated debt securities will be on a subordinated basis and will be unsecured and subordinated in right of payment to the prior payment in full of all of such guarantor’s senior indebtedness. Any guarantee of unsecured debt securities of such guarantor will be unsecured and effectively junior to any existing or future secured debt of such guarantor, and any such guarantee will be effectively junior to any existing and future liabilities of the subsidiaries of such guarantor. See “— Subordination.”
Boston Scientific conducts, and any other issuer may conduct, certain of its operations through subsidiaries and Boston Scientific expects that it and they will continue to do so. Any issuer’s right to participate as a shareholder in any distribution of assets of any subsidiary of such issuer upon its liquidation or reorganization or otherwise and the ability of holders of the debt securities of such issuer to benefit as such issuer’s creditors from any distribution are subject to the prior claims of each such issuer’s subsidiaries’ respective creditors.
You should refer to the prospectus supplement relating to the particular series of debt securities for a description of the following terms of the debt securities offered thereby and by this prospectus:
(1)
the form and title of the debt securities, whether they are senior debt securities or subordinated debt securities and the issuer thereof;

(2)
the aggregate principal amount of that series of debt securities;

(3)
the date or dates on which the principal of the debt securities is payable;

(4)
the price or prices at which the debt securities are being offered or the method of determining those prices;

(5)
the rate or rates, if any, at which the debt securities will bear interest, the date or dates from which that interest will accrue, the interest payment dates on which that interest will be payable, the applicable issuer’s right, if any, to defer or extend an interest payment date and the regular record date, if any, for interest payable on any registered security on any interest payment date, or the method by which any of the foregoing will be determined, and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(6)
the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of, premium, if any, on and interest, if any, on the debt securities will be payable, where any registered securities of the series may be surrendered for registration of transfer, where the debt securities that are exchangeable may be surrendered for exchange, as applicable and, if different than the location specified in the indenture, the place or places where notices or demands to or upon the issuer in respect of the debt securities and the indenture may be served;

(7)
the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the applicable issuer’s option or the option of a Holder (as defined in the indenture), if the applicable issuer or a Holder is to have that option;

(8)
whether the debt securities are guaranteed and, if so, the identity of the guarantor(s), and any deletions from, modifications to, or additions to such guarantees, events of default or covenants with respect to such guarantees;

(9)
the applicable issuer’s obligation or right, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a Holder, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(10)
if other than as expressed in the indenture, the denomination or denominations in which any registered securities or bearer securities of that series will be issuable;

(11)
if other than the trustee, the identity of each security registrar, paying agent and/or any other agent;

(12)
if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof under the indenture, or the method by which that portion will be determined;

(13)
if other than United States dollars, the currency or currencies in which payment of principal of, or premium, if any, on or interest, if any, on the debt securities will be payable or in which the debt securities will be denominated;

(14)
whether payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which those payments will be determined;

(15)
whether the principal of, or premium, if any, on or interest, if any, on the debt securities are to be payable, at the applicable issuer’s election or the election of a Holder thereof, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which (including the election date) and the terms and conditions upon which this election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of the indenture;

(16)
the designation of the initial Exchange Rate Agent (as defined in the indenture), if any, or any depositaries;

(17)
the applicability, if any, of the defeasance or covenant defeasance provisions, and any modifications to the related provisions of the indenture;

(18)
provisions, if any, granting special rights to Holders of debt securities upon the occurrence of specified events;

(19)
any changes to the events of default or covenants specified in the indenture with respect to the debt securities;

(20)
whether the debt securities are to be issuable as registered securities or bearer securities and the related terms and conditions;

(21)
the date as of which any bearer securities and any temporary global security will be dated if other than the date of original issuance of the first debt security of the series;

(22)
the person to whom any interest in any registered security of the series will be payable (if other than the person in whose name that debt security is registered at the close of business on the regular record date for that interest), the manner in which, or the person to whom, any interest on any bearer security will be payable (if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature) and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

(23)
if the debt securities are to be issuable in definitive form and any related conditions;

(24)
if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

(25)
whether, under what circumstances and the currency or currencies in which the applicable issuer will pay Additional Amounts (as defined in the indenture) to any Holder in respect of any tax, assessment or governmental charge and, if so, whether the applicable issuer will have the option to redeem those debt securities rather than pay the Additional Amounts;

(26)
the terms and conditions upon which the debt securities may be exchangeable;

(27)
whether the debt securities or any guarantees are subject to subordination and the terms of that subordination;

(28)
if the debt securities are to be listed on any exchange or automated quotation system or admitted to trading on any market;

(29)
whether the debt securities are to be made eligible for any asset purchase or similar program as part of monetary policy measures implemented by any central bank or similar institution; and

(30)
any other terms, conditions, rights and preferences relating to the debt securities.

With respect to debt securities of any series denominated in United States dollars, the registered securities of that series, other than registered securities issued in global form (which may be of any denomination), will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise provided in the applicable prospectus supplement, and the bearer securities of that series, other than bearer securities issued in global form (which may be of any denomination), will be issuable in a denomination of $5,000 and integral multiples of $1,000 in excess thereof, unless otherwise provided in the applicable prospectus supplement. The prospectus supplement relating to a series of debt securities denominated in any currency other than United States dollars or a composite currency will specify the denominations thereof.
One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that is below market rates at the time of issuance. One or more series of debt securities may be floating rate debt securities which are exchangeable for fixed rate debt securities. We may describe certain federal income tax consequences and special considerations, if any, applicable to each series of debt securities in the prospectus supplement relating thereto.
Unless otherwise indicated in the applicable prospectus supplement, interest, if any, on any registered security which is payable, and is punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name that security is registered at the close of business on the regular record date for such interest at our office or agency maintained for such purpose as set forth in the indenture; provided, however, that the applicable issuer may, at its option, pay each installment of interest, if any, on any registered security by (i) mailing a check for that interest installment, payable to or upon the written order of the person entitled thereto as set forth in the indenture, to the address of that person as it appears on the Security Register (as defined in the indenture) or (ii) transferring an amount equal to that interest installment to an account located in the United States maintained by the payee.
Guarantees
Each guarantor will fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the debt securities that it guarantees on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of the applicable issuer under the indenture and the applicable debt securities.
The obligations of each guarantor under its guarantee of the debt securities will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law; this limitation, however, may not be effective to prevent such guarantee from constituting a fraudulent conveyance.
Events of Default
The indenture provides that the following will be “events of default” with respect to any series of debt securities:
(1)
default in the payment of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of, the principal of, or premium, if any, on any debt security of that series when due at its maturity or upon acceleration;

(3)
default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the indenture;

(4)
default in the performance, or breach, of any covenant or agreement in the indenture which affects or is applicable to debt securities of such series (other than a default in the performance, or breach of a covenant or agreement that is specifically dealt with elsewhere in the indenture), and the continuation of that default or breach for a period of 90 days after the trustee has given the issuer and any guarantor or after Holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given the issuer and any guarantor and the trustee, written notice thereof;

(5)
any guarantee of the obligations in respect of such series of debt securities is determined in a judgment to be unenforceable or invalid or such guarantee ceases to be, or is asserted in writing by the applicable issuer or any applicable guarantor to no longer be, in full force and effect and enforceable in accordance with its terms;

(6)
certain events relating to bankruptcy, insolvency or reorganization of Boston Scientific, the applicable issuer (if other than Boston Scientific) or any guarantor that is a Subsidiary (as defined in the indenture) of Boston Scientific; or

(7)
any other event of default provided with respect to debt securities of that series.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in the applicable prospectus supplement.
The indenture provides that if an event of default specified in clauses (1), (2), (3), (4), (5) or (7) above with respect to debt securities of any series occurs and is continuing, either the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series (or, in the case of Original Issue Discount Securities (as defined in the indenture) or indexed securities, the portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable immediately. If an event of default specified in clause (6) above occurs and is continuing, then the principal amount of all the debt securities (or, in the case of Original Issue Discount Securities (as defined in the indenture) or indexed securities, that portion of the principal amount thereof as may be specified in the terms thereof) will be due and payable immediately, without any declaration or other act on the part of the trustee or any Holder. In certain cases, Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of Holders of all those debt securities, rescind and annul a declaration of acceleration.
The indenture provides that the trustee will not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture. The indenture provides that no Holder may institute any proceedings, judicial or otherwise, to enforce the indenture except in the case of failure of the trustee thereunder to act for 60 days after it has received a request to enforce the indenture by Holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (in the case of an event of default specified in clauses (1), (2), (3), (4), (5) or (7) above) or a request to enforce the indenture by Holders of at least 25% in aggregate principal amount of all of the debt securities then outstanding (in the case of an event of default specified in clause (6) above), and an offer of reasonable indemnity. This provision will not prevent any Holder from enforcing payment of principal thereof, and premium, if any, on and interest, if any, thereon at the respective due dates.
Holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to debt securities of that series. The trustee may, however, refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the indenture or involve it in personal liability or which would be unjustly prejudicial to Holders not joining in that proceeding.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of debt securities, give to Holders of debt securities of that series notice of such default if that default has not been cured or waived. Except in the case of a default in the payment of principal of, or premium, if any, on or interest on, or in the payment of any sinking fund installment in respect of, any debt securities of that series, the trustee will be protected in withholding the notice if it determines in good faith that the withholding of the notice is in the interest of Holders of the debt securities of such series.
Boston Scientific, each issuer and each guarantor will be required to deliver an officers’ certificate to the trustee annually as to its compliance with all conditions and covenants under the terms of the indenture.
Modification and Waiver
Modifications of and amendments to the indenture may be made by Boston Scientific, any applicable issuer, any applicable guarantor and the trustee with the consent of Holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding debt security affected thereby:
(1)
change the Stated Maturity (as defined in the indenture) of the principal of, or premium, if any, on or any installment of interest on any debt security of that series, or reduce the principal amount thereof, or premium, if any, on or the rate of interest, if any, thereon, or change any of the applicable issuer’s obligations to pay Additional Amounts (except as contemplated or permitted by the indenture), or reduce the amount of principal of an Original Issue Discount Security (as defined in the indenture) of that series that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of repayment at the option of any Holder of any debt security of such series, or change any place of payment where, or the currency in which, any debt security of that series or premium, if any, on or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or repayment date, as the case may be), or adversely affect any right to exchange any debt security;

(2)
reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of the indenture that affect such series or certain defaults applicable to that series thereunder and their consequences provided for in the indenture, or reduce the quorum or voting with respect to debt securities of that series;

(3)
release any guarantor from its obligations in respect of the guarantee of any series of debt securities or modify the guarantee of any series of debt securities in any manner materially adverse to Holders; or

(4)
modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture that affect that series cannot be modified or waived without the consent of the Holder of each outstanding debt security affected thereby.

Boston Scientific, any issuer and any guarantor may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the indenture if Holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent so expressly waived, and, until the waiver becomes effective, the applicable issuer’s and the applicable guarantor’s obligations and the duties of the trustee to Holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect.
Holders of a majority in principal amount of the outstanding debt securities of each series (in the case of an event of default specified in clauses (1), (2), (3), (4), (5) and (7) under “Events of Default” above) or the Holders of a majority in principal amount of all of the debt securities then outstanding (in the case of an event of default specified in clause (6) under “Events of Default” above) may, on behalf of all those Holders, waive any past default under the indenture with respect to debt securities of that series except a default in the payment of the principal of, or premium, if any, on or interest, if any, on any such debt security and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each outstanding debt security affected.
Merger, Consolidation, or Sale of Assets
Boston Scientific will not consolidate with or merge with or into any other person or transfer all or substantially all of the property and assets of Boston Scientific as an entirety to any person, unless:
(1)
either Boston Scientific will be the continuing person, or the person (if other than Boston Scientific) formed by the consolidation or into which Boston Scientific is merged or to which all or substantially all of the properties and assets of Boston Scientific are transferred is a person organized and existing under the laws of the United States or any State thereof or the District of Columbia that expressly assumes all of Boston Scientific’s obligations, including any guarantee obligations, under each series of debt securities and the indenture with respect to each such series;

(2)
immediately before and immediately after giving effect to that transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default has occurred and is continuing; and

(3)
Boston Scientific has delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

In addition, the issuer will not consolidate with or merge with or into any other person or transfer all or substantially all of the property and assets of the issuer as an entirety to any person, unless:
(1)
either the issuer will be the continuing person, or the person (if other than the issuer) formed by the consolidation or into which the issuer is merged or to which all or substantially all of the properties and assets of the issuer are transferred is either Boston Scientific or a person organized and existing under the laws of the United States or any State thereof or the District of Columbia or any member country of the European Union that expressly assumes all of the issuer’s obligations under each series of debt securities and the indenture with respect to each such series;

(2)
immediately before and immediately after giving effect to that transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default has occurred and is continuing; and

(3)
the issuer has delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

Notwithstanding these limitations, any of Boston Scientific’s Subsidiaries (as defined in the indenture) may consolidate with, merge with or into or transfer all or part of its properties and assets to Boston Scientific or any other Subsidiary or Subsidiaries.

Limitation on Liens
The indenture provides that with respect to each series of senior debt securities, unless otherwise set forth in the related prospectus supplement, Boston Scientific will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the indenture) upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:
(1)
Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on Boston Scientific’s or its Subsidiaries’ books, as the case may be, in conformity with accounting principles generally accepted in the United States;

(2)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(3)
pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(4)
deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(5)
easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of Boston Scientific’s business or any of Boston Scientific’s Subsidiaries;

(6)
Liens in existence on the date of the first issuance of the senior debt securities of such series; provided that no such Lien is spread to cover any additional property after such date and that the amount of debt secured thereby is not increased;

(7)
Liens securing Boston Scientific’s debt and debt of Boston Scientific’s Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that (A) such Liens will be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such debt and (C) the amount of debt secured thereby is not increased;

(8)
Liens on the property or assets of a corporation that becomes a Subsidiary after the date of the indenture; provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (C) the amount of debt secured thereby is not increased;

(9)
Liens pursuant to any Receivables Transaction (as defined in the indenture) in an aggregate principal amount not exceeding 20% of our Consolidated Tangible Assets (as defined in the indenture); and

(10)
Liens (not otherwise permitted pursuant to the indenture) (A) which secure obligations not exceeding (as to Boston Scientific and its Subsidiaries) the greater of (1) $250.0 million or (2) 20% of our Consolidated Tangible Assets (as defined in the indenture), in each case in aggregate amount at any time outstanding, or (B) with respect to which we effectively provide that the senior debt securities outstanding under the indenture are secured equally and ratably with (or, at our option, prior to) the debt secured by such Lien.

Defeasance
If so specified in the prospectus supplement with respect to debt securities of any series, the applicable issuer, at its option:
(1)
will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, and hold money for payment in trust); or

(2)
will not be subject to certain specified covenants with respect to the debt securities of that series as set forth in the related prospectus supplement,

in each case if there is deposited with the trustee, in trust, money or Government Obligations (as defined in the indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the outstanding debt securities of that series on the dates such payments are due in accordance with the terms of such debt securities. If the applicable issuer exercises the defeasance option with respect to debt securities of any series, the guarantees by any guarantor that is a Subsidiary of Boston Scientific of such series of debt securities will be automatically released.
To exercise any such option, the applicable issuer or Boston Scientific is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to (1) above, such opinion of counsel must be based upon a ruling to such effect received by us from or published by the United States Internal Revenue Service or a change in applicable U.S. federal income tax law to such effect. The applicable issuer or Boston Scientific is required to deliver to the trustee an officer’s certificate stating that no event of default with respect to the debt securities of that series has occurred and is continuing.
Subordination
Certain provisions of the indenture relating to the subordination of the subordinated debt securities and guarantees are summarized below. The extent to which a particular series of subordinated debt securities or the guarantees thereof are subordinated to other indebtedness of an issuer or guarantor will be set forth in the prospectus supplement for that series and the indenture may be modified by a supplemental indenture to reflect those subordination provisions. The particular terms of subordination of an issue of subordinated debt securities or guarantees may supersede the general provisions of the indenture summarized below.
Upon any distribution to the applicable issuer or guarantor’s creditors in a liquidation, dissolution or reorganization, payment of the principal of, premium, if any, on and interest, if any, on the subordinated debt securities or guarantees will be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior indebtedness, but the applicable issuer or guarantor’s obligation to make payment of the principal of and premium, if any, on and interest, if any, in respect of the subordinated debt securities or guarantees will not otherwise be affected. Except as provided in a prospectus supplement and the related authorizing resolution and/or supplemental indenture, if any, no payment of principal or interest may be made on the subordinated debt securities or guarantees at any time if a default on senior indebtedness exists that permits the holders of such senior indebtedness to accelerate its maturity and the default is the subject of judicial proceedings or we have received notice of such default. The authorizing resolution and/or supplemental indenture may also provide that subordinated debt securities or guarantees issued thereunder are subordinated and junior in right of payment to the prior payment in full of future senior subordinated debt securities, if any. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, Holders of the subordinated debt securities or guarantees will be subrogated to the rights of holders of senior indebtedness to the extent that distributions otherwise payable to such Holders have been applied to the payment of senior indebtedness. By reason of such subordination, in the event of any distribution of assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities or guarantees.

Global Securities
If so specified in any prospectus supplement, debt securities of any series may be issued under a book-entry system in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York (the “Depositary”). Global securities will be registered in the name of the Depositary or its nominee.
The Depositary has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of that successor.
The specific terms of the Depositary arrangement with respect to any debt securities of a series will be described in the relevant prospectus supplement. We anticipate that the following provisions will apply to all Depositary arrangements.
Upon the issuance of a global security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by that global security to the participants’ accounts. The accounts to be credited will be designated by the underwriters or agents with respect to the debt securities or by the applicable issuer if the debt securities are offered and sold directly by it.
Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of a participant’s interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for that global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold interests through participants. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.
So long as the Depositary or its nominee is the registered owner of a global security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture.
Principal, premium, if any, on and any interest payments on debt securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of a global security representing the debt securities. None of the issuer, the guarantors, if applicable, the trustee, any paying agent or the security registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or securities for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security or securities for the debt securities as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in a global security or securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
A global security representing all but not part of an offering of debt securities will be exchangeable for debt securities in definitive form of like tenor and terms if:
(1)
the Depositary notifies the applicable issuer that it is unwilling or unable to continue as depositary for the global security or if at any time the Depositary is no longer eligible to be in good standing as a clearing agency registered under the Exchange Act, and the applicable issuer does not appoint a successor depositary within 90 days after the applicable issuer receives notice or become aware of the ineligibility; or

(2)
the applicable issuer at any time determines not to have all of the debt securities represented in an offering by a global security and notifies the trustee to this effect.

Further, if the applicable issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security may, on terms acceptable to the applicable issuer, receive debt securities in definitive form. In that instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by that global security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form.
The Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become one of the applicable issuer’s creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any Affiliate (as defined in the indenture); provided, however, that if the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.
No Personal Liability of Officers, Directors, Employees or Stockholders
None of the past, present or future directors, officers, employees, members or stockholders, as such, of the applicable issuer and any applicable guarantor or any Affiliates of the applicable issuer and any applicable guarantor will have any personal liability in respect of the obligations of such applicable issuer or applicable guarantor under the indenture or the debt securities by reason of his, her or its status as such. Each Holder by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of debt securities of any series. The waiver may not be effective to waive liabilities under federal securities law.
Applicable Law
The indenture is, and any debt securities and any related guarantees offered hereby will be, governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; (iv) directly by us to a limited number of purchasers or to a single purchaser; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents, in addition to any underwriter, participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
Any initial offering price, dealer purchase price, discount or commission, and concessions allowed or reallowed or paid to dealers may be changed from time to time.
Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be deemed to be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
The place and time of delivery for securities will be set forth in the prospectus supplement for such securities.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York, and for AMS Europe by Baker & McKenzie Amsterdam N.V. as to matters of Dutch law. Certain legal matters with respect to the offered securities will be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement
EXPERTS
The consolidated financial statements of Boston Scientific Corporation appearing in Boston Scientific Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including the schedule appearing therein), and the effectiveness of Boston Scientific Corporation’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item. 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by us in connection with the sale of the securities being registered hereby, other than underwriting discounts and commissions.
Amount
SEC registration fee	(1)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Ratings agency fees and expenses	(2)
Trustee expenses	(2)
Stock exchange listing fees	(2)
Miscellaneous	(2)
Total	(2)

(1)
In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)
These fees are based in part on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.
Under Boston Scientific’s Third Restated Certificate of Incorporation and amended and restated by-laws (and in accordance with Section 145 of the Delaware General Corporate Law), we will indemnify to the fullest extent permitted by the Delaware General Corporate Law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including civil, criminal, administrative, investigative or other proceedings, by reason of the fact that the person is or was a director, officer or employee of the Company, or is or was serving in that capacity or as an agent at the request of the Company for another entity.
Our indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. We will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in performance of his or her duty. Derivative actions are actions by us or in our right to procure a judgment in our favor. Our agents may be similarly indemnified at the discretion of our board of directors.
In addition, Boston Scientific has indemnification agreements in place with its directors and certain officers, including all executive officers, which set forth the details of its indemnification obligations to such persons, including mechanics of the payment of expenses and obligations of the parties in the event of a change of control.
All of our directors and officers are covered by an insurance policy that we maintain against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16.    Exhibits.
*1.1	Debt Securities Underwriting Agreement-Basic Provisions.
3.1	Third Restated Certificate of Incorporation of the Company (Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 1-11083)).
3.2	Amended and Restated By-laws of the Company (Exhibit 3.1, Current report on Form 8-K dated May 15, 2019 (File No. 1-11083)).
4.1	Form of Indenture among Boston Scientific Corporation, American Medical Systems Europe B.V.
and the other Issuers and Guarantors, as applicable, named therein and U.S. Bank Trust Company,
National Association, as Trustee.
*4.2	Form of Debt Securities.
4.3	Indenture dated as of June 25, 2004, between the Company and JPMorgan Chase Bank, as Trustee
(incorporated herein by reference to Exhibit 4.1, Current Report on Form 8-K dated June 25, 2004,
File No. 1-11083).
4.4	Indenture dated as of November 18, 2004, between the Company and J.P. Morgan Trust Company,
National Association, as Trustee (incorporated herein by reference to Exhibit 4.1, Current Report on Form 8-K dated November 18, 2004, File No. 1-11083).
4.5	Second Supplemental Indenture dated as of April 21, 2006 (incorporated herein by reference to Exhibit 99.6, Current Report on Form 8-K dated April 21, 2006, File No. 1-11083).
4.6	Form of Global Security for the 6.25% Notes due 2035 in the aggregate principal amount of
$350,000,000, and forms of notice to holders thereof (incorporated herein by reference to
Exhibit 4.2, Current Report on Form 8-K dated November 17, 2005, Exhibit 99.7, Current Report on Form 8-K dated April 21, 2006, and Exhibit 99.2, Current Report on Form 8-K dated
October 27, 2021, each File No. 1-11083).
4.7	Indenture dated as of June 1, 2006, between the Company and JPMorgan Chase Bank, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1, Current Report on Form 8-K dated June 9, 2006, File No. 1-11083).
4.8	7.375% Senior Note due January 15, 2040 in the aggregate principal amount of $300,000,000
(incorporated herein by reference to Exhibit 4.4, Current Report on Form 8-K dated December 10,
2009, File No. 1-11083).
4.9	4.125% Senior Note Due October 1, 2023 in the aggregate principle amount of $450,000,000 (incorporated herein by reference to Exhibit 4.3, Current Report on Form 8-K dated August 8, 2013, File No. 1-11083).
4.10	3.375% Senior Notes due 2022 (incorporated herein by reference to Exhibit 4.3, Current Report on Form 8-K dated May 12, 2015, File No. 1-11083).
4.11	3.850% Senior Notes due 2025 (incorporated herein by reference to Exhibit 4.4, Current Report on Form 8-K dated May 12, 2015, File No. 1-11083).
4.12	Indenture dated as of May 29, 2013, between the Company and U.S. Bank Association, as Trustee
(incorporated herein by reference to Exhibit 4.1, Registration Statement on Form S-3
(File No 333-188918) filed on May 29, 2013).
4.13	4.000% Senior Notes Due 2028 (incorporated herein by reference to Exhibit 4.2, Current Report on Form 8-K dated February 26, 2018, File No. 1-11083).
4.14	3.450% Senior Note due 2024 (incorporated herein by reference to exhibit 4.2, Current Report on Form 8-K dated February 21, 2019, File No. 1-11083).
4.15	3.750% Senior Note due 2026 (incorporated herein by reference to exhibit 4.3, Current Report on Form 8-K dated February 21, 2019, File No. 1-11083).
4.16	4.000% Senior Note due 2029 (incorporated herein by reference to exhibit 4.4, Current Report on Form 8-K dated February 21, 2019, File No. 1-11083).
4.17	4.550% Senior Note due 2039 (incorporated herein by reference to exhibit 4.5, Current Report on Form 8-K dated February 21, 2019, File No. 1-11083).

4.18	4.700% Senior Note Due 2049 (incorporated herein by reference to Exhibit 4.6, Current Report on Form 8-K dated February 21, 2019, File No. 1-11083).
4.19	Form of 0.625% Senior Note Due 2027 (incorporated herein by reference to Exhibit 4.2, Current Report on Form 8-K dated November 6, 2019, File No. 1-11083).
4.20	Form of 1.900% Senior Note due 2025 (incorporated herein by reference to Exhibit 4.2, Current Report on Form 8-K dated May 14, 2020, File No. 1-11083).
4.21	Form of 2.650% Senior Note due 2030 (incorporated herein by reference to Exhibit 4.3, Current Report on Form 8-K dated May 14, 2020, File No. 1-11083).
5.1	Opinion of Shearman & Sterling LLP.
5.2	Opinion of Baker & McKenzie Amsterdam N.V.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
23.3	Consent of Baker & McKenzie Amsterdam N.V. (included in Exhibit 5.2).
24.1	Powers of Attorney (included in signature pages).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as Trustee for the Debt Securities.
107	Filing Fee Table.

*
To be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company in connection with a specific offering.

Item 17.    Undertakings.
(a)
Each of the undersigned registrants hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b)
Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Boston Scientific Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on the 23rd day of February, 2022.
Boston Scientific Corporation
By:
/s/ DANIEL J. BRENNAN

Daniel J. Brennan
Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Mahoney, Daniel J. Brennan and Susan Thompson, and each of them, his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2022.
Name and Signature	Title
/s/ MICHAEL F. MAHONEY Michael F. Mahoney	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ DANIEL J. BRENNAN Daniel J. Brennan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JONATHAN R. MONSON Jonathan R. Monson	Vice President, Corporate Controller, and Chief Accounting Officer (Principal Accounting Officer)
/s/ NELDA J. CONNORS Nelda J. Connors	Director
/s/ CHARLES J. DOCKENDORFF Charles J. Dockendorff	Director
/s/ YOSHIAKI FUJIMORI Yoshiaki Fujimori	Director
/s/ DONNA A. JAMES Donna A. James	Director
/s/ EDWARD J. LUDWIG Edward J. Ludwig	Director

Name and Signature	Title
/s/ DAVID J. ROUX David J. Roux	Director
/s/ JOHN E. SUNUNU John E. Sununu	Director
/s/ DAVID S. WICHMANN David S. Wichmann	Director
/s/ ELLEN M. ZANE Ellen M. Zane	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, American Medical Systems Europe B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on the 23rd day of February, 2022.
American Medical Systems Europe B.V.
By:
/s/ JONATHAN R. MONSON

Jonathan R. Monson
Managing Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan R. Monson, his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2022.
Name and Signature	Title
/s/ JONATHAN R. MONSON Jonathan R. Monson	Managing Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Authorized Representative in the United States)
/s/ CARLA MADRID MAGALHÃES NASCIMBENI Carla Madrid Magalhães Nascimbeni	Managing Director